Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 33-45460) of G-III Apparel Group, Ltd.,
(2) Registration Statement (Form S-8 No. 33-45461) of G-III Apparel Group, Ltd.,
(3) Registration Statement (Form S-8 No. 33-81066) of G-III Apparel Group, Ltd.,
(4) Registration Statement (Form S-8 No. 333-51765) of G-III Apparel Group, Ltd.,
(5) Registration Statement (Form S-8 No. 333-80937) of G-III Apparel Group, Ltd.,
(6) Registration Statement (Form S-8 No. 333-39298) of G-III Apparel Group, Ltd.,
(7) Registration Statement (Form S-8 No. 333-125804) of G-III Apparel Group, Ltd.,
(8) Registration Statement (Form S-1 No. 333-136445) of G-III Apparel Group, Ltd.,

of our report dated March 22, 2007, with respect to the consolidated financial statements and schedule of G-III Apparel Group, Ltd. and subsidiaries included in the Annual Report (Form 10-K) of G-III Apparel Group, Ltd. and subsidiaries for the year ended January 31, 2007.

/s/ ERNST & YOUNG LLP
New York, New York
April 26, 2007